SECURITIES AND ASSET PURCHASE AGREEMENT

This SECURITIES AND ASSET PURCHASE AGREEMENT (this "Agreement"), effective as of April 10, 2009, is entered into by and among OZQS Incorporated., (the "Company"), and Yatinoo "Purchaser").

WHEREAS, the Company has agreed to sell and the Purchaser has agreed to purchase all of the outstanding shares and assets of the Company's common stock, $.0001 par value per share (the "Common Stock") and all of the assets upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants in this Agreement, the parties hereto agree as follows.

1. Purchase Common Stock and Assets. On the date hereof, the Company and all shareholders hereby sells to the Purchaser, and the Purchaser hereby purchases from the Company, all outstanding Stock and Assets for a total purchase price of $45,000.00 of which $35,000.00 will be paid at closing. The remaining $10,000 will be paid in 60 days from the date of closing. The Domain name will be held in escrow by Abdulrahman mohamed alotaibi. (schedule A)

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as follows as of the date set forth above:

(a) Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, and has all requisite power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted or as now proposed to be conducted.

(b) Company Action. The Company has all necessary power and has taken all action required to authorize and approve the execution and delivery of this Agreement, the Securities and the performance of the Company's obligations under this Agreement, the Securities and any other agreements and instruments executed in connection herewith or therewith, all of which constitute the valid and enforceable obligations of the Company enforceable against the Company in accordance with their respective terms. The issuance of the Securities is not subject to any preemptive rights of any present stockholders of the Company, and will not conflict with any provision of any material agreement or instrument to which the Company is a party or by which it or its property is bound.

(c) Governmental Approvals. Except for the filing of any notice that may be required under applicable state and/or Federal securities laws (which, if required, shall be filed on a timely basis in accordance with applicable regulations), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the execution

and delivery by the Company of this Agreement, for the offer, issue, sale and delivery of the Securities, or for the performance by the Company of its obligations under this Agreement or the Securities.

(d) Litigation. There is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company affecting any of its properties or assets. To the knowledge of the Company, there are no actions or proceedings pending or threatened (or any basis therefore known to the Company) which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, management, affairs or condition of the Company or in any of the Company's properties or assets, or which might call into question the validity of this Agreement, the Securities or any action taken or to be taken pursuant hereto.

(e) Compliance with Other Instruments. The Company is in compliance in all material respects with the terms and provisions of its Certificate of Incorporation and By-laws, and all material mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its properties or assets are subject. The Company is in compliance in all material respects with all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which any of its properties or assets are subject. Neither the execution, issuance and delivery of this Agreement or the Securities, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any material term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations where such default or violation would have a material adverse effect on the business, assets, operations or financial condition of the Company.

(f) Title to Assets. The Company has good and valid title to all of its assets, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances. The Company owns or has a valid right to use the patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights being used or proposed to be used in the conduct of the Company's business as now operated and as proposed to be operated (collectively, the "Intellectual Property Rights"). To the Company's knowledge, the conduct of the Company's business as now operated and as now proposed to be operated does not and will not conflict with or infringe upon any Intellectual Property Rights of others. No claim is pending or, to knowledge of the Company, threatened, against the Company and/or its officers, employees or consultants to the effect that any such Intellectual Property Rights owned by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company.

(g) Financial Information. The financial statements for the Company included in its most recent Form 10-Q filed with the SEC present fairly the financial position and results of operation of the Company as at the date thereof and has been pre-

pared in accordance with generally accepted accounting principles consistently applied.

(h) Taxes. The Company has accurately prepared and timely filed all material tax returns, whether Federal, state, county or local, required by law to be filed by it, and the Company has paid (or made provision for payment of), unless such payment is being contested in good faith, all taxes shown to be due by such returns, as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation, all taxes which either such entity is obligated to withhold from amounts owing to employees, creditors and third parties. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency or assessment with respect to or proposed adjustment of the Company's Federal, state, county or local taxes is pending or, to the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company.

(i) ERISA. The Company makes no contributions to any employee pension benefit plans for its employees which are subject to the Employee Retirement Income Security Act of 1974, as amended.

(j) Investments in Other Persons; Subsidiaries. The Company has not made any loan or advance to any person or entity which is outstanding on the date of this Agreement, nor is it committed or obligated to make any such loan or advance, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any interest in, any person or entity, including any joint venture, corporate partnership or other strategic alliance. The Company has no subsidiaries.

(k) Securities Compliance. The Company has complied and will comply with all applicable Federal and state securities laws in connection with the offer, issuance and sale of the Securities.

(l) Brokers or Finders. No person or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker.

(m) Books and Records. The books of account, ledgers, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company.

(n) Executive Summary. The Company's executive summary dated March 2009 (the "Executive Summary") and delivered to the Purchaser, does not contain any material misstatement or omit to make any statement necessary to make such statements contained therein, in light of the circumstances under which they were made, not misleading. The Purchasers acknowledge that the Executive Summary does not contain, and does not purport to contain, a statement of all material risks related to the Company, the Securities and the investment hereunder.

3. Indemnification by the Company. The Company agrees to indemnify and hold harmless the Purchaser and the officers, directors and affiliates and each other person, if any, who controls any of the Purchasers within the meaning of Section 15 of the Securities Act, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Company to comply with any covenant or agreement made by the Company herein or in any other document furnished by the Company to the Purchasers in connection with this transaction.

4. Modification. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

5. Notices. Any notice, demand, or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail box, stamped, registered or certified mail, return receipt requested, or sent by Federal Express or other recognized next-day business courier, addressed to such address as may be listed on the books of the Company, or (b) delivered personally at such address.

6. Entire Agreement. This Agreement and the Securities contain the entire agreement of the Company and the Purchasers with respect to the subject matter hereof, and supersede and replace all prior agreements and understandings with respect to such subject matter.

7. Severability. Each provision of this Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

8. Assignability; Survival. This Agreement and the rights and obligations hereunder may not be transferable or assignable by any Purchaser without the prior written consent of the Company, which consent may be withheld or delayed in the Company's sole discretion. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. The respective representations, warranties and covenants of the Company and the Purchasers hereunder shall survive the Closing.

9. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of laws principles.

10. Expenses. Each of the Company, on the one hand, and the Purchasers collectively, on the other hand, agree(s) that it shall pay all of its or their respective

B722619042

Schedule A

LIST OF ASSETS

1 - The domain name: ozq8.com (and all subdomains)

2 - All the source codes used in ozq8.com portal and subportals

3 - Database with all current members.

4 - all servers hosted ozq8.com portal and subportals.

fees and expenses incurred in connection with the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly signed this Agreement as an instrument under seal of the date first set forth above.

THE COMPANY:

OZO8 Incorporated

By: Abdul Rahman Mohamed Alotaibi

PURCHASER: Yitinon Frank Magliochetti

Witness: Agnes Mohamed